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                         CONCURRENT COMPUTER CORPORATION
                                   EXHIBIT 4.1

                          REGISTRATION RIGHTS AGREEMENT

     THIS  REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of October
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28, 1999, by and between Concurrent Computer Corporation, a Delaware corporation
(the  "Company"), and, Fred Allegrezza, Gary Lauder and Robert Clasen as Holders
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(as  defined  herein) of the Company's common stock, par value $.01 (the "Common
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Stock").
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                                    RECITALS:

     WHEREAS, the Company has issued to Holders the shares of Common Stock of the Company identified in Schedule 1 (the "Securities"); and

     NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by all parties hereto, the parties, intending to be legally obligated, hereby agree as follows:

SECTION  1.  DEFINITIONS
     For purposes of this Agreement, the following terms shall have the respective meanings set forth in this Section 1:

"Act"  will  mean  the  Securities  Act of 1933, as amended, and the Regulations
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promulgated  thereunder.

"Broker-Dealer"  will  mean  any  broker  or dealer registered as such under the
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Exchange  Act.

"Closing  Date"  will  mean  the  date  of  this  Agreement.
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"Commission"  or  "SEC"  will  mean  the  United  States Securities and Exchange
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Commission.

"DTC"  will  mean  the  Depository  Trust  Company.
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"Effectiveness  Target  Date"  will  be  as  defined  in  Section  3  hereof.
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"Exchange  Act"  will  mean the Securities Exchange Act of 1934, as amended, and
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the  Regulations  promulgated  thereunder.

"Holders"  will  be  as  defined  in  Section  2(b)  hereof.
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"Indemnified  Holder"  will  be  as  defined  in  Section  6(a)  hereof
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"NASD"  will  mean  National  Association  of  Securities  Dealers,  Inc.
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"Person"  will  mean  an  individual,  partnership,  corporation,  trust or
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unincorporated  organization,  or  a  government  or  an  agency,  authority  or political  subdivision  thereof.

"Prospectus"  will  mean  the  prospectus included in a Resale Registration
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Statement,  as  amended  or  supplemented,  including  post-effective amendments thereto.

"Resale  Registration  Statement"  will  be  as  defined  in  Section  3 hereof.
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"Security"  will  mean  each share of Common Stock issued to Holders as set
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forth  in  Schedule  1  hereto.

"Transfer  Restricted  Securities"  will  mean,  as  to  each  Holder, each
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Security, until the earliest to occur of (a) the date on which such Security has been effectively registered under the Act and disposed of in accordance with a Resale Registration Statement or other applicable registration statement and (b) the date on which such Security is distributed to the public pursuant to Rule 144 under the Act or may be sold to the public without compliance with such rule; provided that no more than 25% of the Securities of Fred Allegrezza may be resold as Transfer Restricted Securities under the Resale Registration Statement.

     "Underwritten  Registration"  or  "Underwritten  Offering"  will  mean  an
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offering  in  which  securities  of  the  Company are sold to an underwriter for reoffering to the public pursuant to an effective registration statement filed with the Commission.

SECTION  2.  SECURITIES  SUBJECT  TO  THIS  AGREEMENT

     (A) TRANSFER RESTRICTED SECURITIES.The Transfer Restricted Securities are subject to the terms of this Agreement and may be sold in accordance with the provisions hereof.

     (B) HOLDERS OF TRANSFER RESTRICTED SECURITIES.A Person is deemed to be a holder of Transfer Restricted Securities (each, a "Holder") whenever such Person owns Securities prior to (A) their resale in accordance with the terms hereof or (B) the time that such Securities are no longer considered to be Transfer Restricted Securities.

SECTION  3.  RESALE  REGISTRATION  STATEMENT

     (A) REGISTRATION.The Company shall cause to be filed with the Commission as promptly as practicable after the Closing Date one or more registration statements on Form S-1, S-2 or S-3, or other applicable form (each a "Resale Registration Statement"), and use its reasonable best efforts to cause such Resale Registration Statement to be declared effective by the Commission as soon as practicable after filing (the "Effectiveness Target Date"). In connection with the foregoing, the Company shall (A) file all pre-effective amendments to such Resale Registration Statement as may be necessary in order to cause such Resale Registration Statement to become effective, (B) if applicable, file a post-effective amendment to such Resale Registration Statement pursuant to Rule 430A under the Securities Act and (C) cause all necessary filings in connection with the registration and qualification of the Securities to be made under the state securities and Blue Sky laws of such jurisdictions as are necessary.

     (B) Subject to the provisions of Section 5(c) hereof, the Company shall use its reasonable best efforts to keep such Resale Registration Statement continuously effective, supplemented and amended to the extent necessary to ensure that it is available for resales of Securities by the Holders of Transfer Restricted Securities entitled to the benefit of this Section 3(a), and to ensure that it conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, and all state securities or Blue Sky laws until the earlier of (i) the date on which all Securities cease to be Transfer Restricted Securities and (ii) two (2) years after the Closing Date.

     (C) PROVISION BY HOLDERS OF CERTAIN INFORMATION IN CONNECTION WITH THE RESALE REGISTRATION STATEMENT.No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Resale Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within ten (10) business days after receipt of a request therefor, such information as the Company may reasonably request for use in connection with any Resale Registration Statement or Prospectus or preliminary Prospectus included therein. Each Holder as to which any Resale Registration Statement is being effected agrees to promptly furnish to the Company any and all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

SECTION  4.  REGISTRATION  PROCEDURES

     (A) RESALE REGISTRATION STATEMENT.In connection with each Resale Registration Statement, the Company shall comply with all the provisions of
Section 4(b) below and shall file and use its reasonable best efforts to effect such registration to permit the sale of the Transfer Restricted Securities in accordance with the terms of this Agreement.

     (B) GENERAL PROVISIONS.In connection with any Resale Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities (including, without limitation, any Registration Statement and the related Prospectus required to permit resales of the Securities by Broker-Dealers), the Company shall:

     (i) use its reasonable best efforts to keep such Resale Registration Statement continuously effective and provide all requisite financial statements during the period specified in Section 3 of this Agreement, and upon the occurrence of any event that would cause any such Resale Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, subject to Section 4(c) hereof, the Company shall file promptly, and as appropriate, an amendment or supplement to such Resale Registration Statement, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause
(A) or (B), use its reasonable best efforts to cause such amendment to be declared effective and such Resale Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;

     (ii) prepare and file with the Commission such amendments and post-effective amendments to the Resale Registration Statement as may be necessary to keep the Resale Registration Statement effective for the applicable period set forth in Section 3 hereof or such shorter period as will terminate when all Transfer Restricted Securities covered by such Resale Registration Statement cease to be Transfer Restricted Securities; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act in a timely manner; and reasonably assist Holders in complying with the provisions of the Act with respect to the disposition of all Securities covered by such Resale Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Resale Registration Statement or supplement to the Prospectus;

     (iii) advise the selling Holders promptly and, if requested by such Persons in writing, to confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Resale Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Resale Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto,
(C) of the issuance by the Commission of any stop order or other order or action suspending the effectiveness of the Resale Registration Statement under the Act or of the suspension by any state securities or Blue Sky commission of the exemption, qualification or registration of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, or (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Resale Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Resale Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time the Commission shall issue any stop order or other order or take other action suspending the effectiveness of the Resale Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the exemption, qualification or registration of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company shall use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

     (iv) upon request, furnish to each selling Holder, without charge, one copy of the Resale Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits; deliver to each selling Holder and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary Prospectus) and any amendment or supplement thereto as such persons reasonably may request; and the Company hereby consents to the use of the Prospectus and any amendment or supplement thereto (other than in those states or jurisdictions in which the Company has not complied with or satisfied the requirements of the relevant securities or Blue Sky laws) by each of the selling Holders , if any in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

     (v) enter into such agreements and make such representations and warranties and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any Resale Registration Statement contemplated by this Agreement, all to the extent usual and customary in offerings of the type contemplated hereby and as may be reasonably requested by any Holder of Transfer Restricted Securities in connection with any resale pursuant to any Resale Registration statement contemplated by this Agreement.

     (vi) prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders may reasonably request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Resale Registration Statement; provided that the Company shall not be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Resale Registration Statement, in any jurisdiction where it is not now so subject;

     (vii) cooperate with the selling Holders to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and registered in such names as the Holders may reasonably request at least two (2) business days prior to any sale of Transfer Restricted Securities made by such selling Holders;

     (viii) use its reasonable best efforts to cause the Transfer Restricted Securities covered by the Resale Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Transfer Restricted Securities, subject to the provisions contained in Section 4(b)(vi) above;

     (ix) if any fact or event contemplated by Section (b)(iii)(D) above shall exist or have occurred, prepare as soon as practicable a supplement or post-effective amendment to the Resale Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

     (x) cooperate and assist in any filings required to be made with the NASD and use its reasonable best efforts to cause such filings to become effective and approved by such governmental agencies or authorities as may be necessary to enable the Holders selling Transfer Restricted Securities to consummate the disposition of such Transfer Restricted Securities;

     (xi) otherwise comply with all applicable rules and regulations of the Commission;

     (xii) cause all shares of Transfer Restricted Securities covered by the Resale Registration Statement to be listed on each securities exchange or market, if applicable, on which similar securities issued by the Company are then listed; and

     (xiii) provide promptly to each Holder upon request each document filed with the Commission pursuant to the requirements of Section 13 or Section 15 of the Exchange Act.

     (c) BLACKOUT.Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice from the Company of the existence of any fact of the kind described in Section 4(b)(iii)(D) hereof, such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the Resale Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus as contemplated by section 4(b)(xiii) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. The Company shall use its best efforts to take such actions as are necessary to provide such Advice within thirty (30) days of the date of any notice from the Company of the existence of any fact of the kind described in Section 4(b)(iii)(D) hereof. If so directed by the Company, each Holder will deliver to the Company all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Securities that was current immediately prior to the time of receipt of such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of such Resale Registration Statement set forth in Section 3(b)(ii) shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 4(b)(iii)(D) hereof to and including the date when each selling Holder covered by such Resale Registration Statement shall have received the copies of the supplemented or amended Prospectus as contemplated by section 4(b)(ix) hereof or shall have received the Advice.

SECTION  5.  REGISTRATION  EXPENSES

     All expenses incident to the Company's performance of or compliance with this Agreement will be borne by the Company, regardless whether a Resale Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses (including filings made by any Holder with the NASD (and, if applicable, the fees and expenses of any "qualified independent underwriter" and its counsel that may be required by the NASD); (ii) all fees and expenses of compliance with federal securities, foreign securities and state Blue Sky or securities laws; (iii) all expenses of printing (including the printing of Prospectuses and new certificates representing Securities), messenger and delivery services and telephone expenses incurred by the Company;
(iv) all fees and disbursements of counsel for the Company; (v) all application and filing fees in connection with listing the Securities on a national securities exchange or automated quotation system pursuant to the requirements hereof; and (vi) all fees and disbursements of independent certified public accountants of the Company.

     The Company will, in any event, bear its internal expense (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties) and the expenses of any annual audit.

     Each Holder shall pay all expenses of its counsel and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's
Transfer  Restricted  Securities  pursuant to the Resale Registration Statement.

SECTION  6.  INDEMNIFICATION

     (a)     The  Company  shall indemnify and hold harmless (i) each Holder and
(ii) the respective representatives and agents of any Holder (any person referred to in clause (i) or (ii) may hereinafter be referred to as an "Indemnified Holder"), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses, joint or several (including without limitation, reimbursement of all reasonable costs of investigating, preparing, pursuing or defending any claim or action, investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and charges of counsel) directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in (A) the Resale Registration Statement or Prospectus (or any amendment or supplement thereto) or (B) any state securities or Blue Sky application or other document prepared or executed by the Company (or based upon any information furnished by the Company) for the purpose of qualifying any of the Securities under the securities or Blue Sky laws of any state or other jurisdiction (any such application, document or information hereinafter is referred to as a "Blue Sky Application") or any omission or alleged omission to state in the Resale Registration Statement or Prospectus (or any amendment or supplement thereto) or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information relating to any of the Holders furnished in writing to the Company by any of the Holders or counsel or agents of Holders expressly for use therein. The foregoing indemnification is in addition to any liability which the Company may otherwise have to any Indemnified Holder.

     (b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, and its respective directors, officers, employers or agents and any person controlling (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company, and to the same extent as the foregoing indemnity from the Company to each of the Indemnified Holders, but only with respect to claims and actions based on information relating to such Holder furnished in writing by such Holder expressly for use in the Resale Registration Statement or Prospectus. The foregoing indemnification is in addition to any liability which any Holder may otherwise have to the Company or any Controlling Person. No Holder shall be required to indemnify the Company in an amount greater than the product of $7.50 multiplied by the number of shares set forth by such Holder's name in Schedule 1 hereto.

     (c) Promptly after receipt by an indemnified party under this Section 6 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 6 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 6 (except to the extent so provided in any such other obligation). If any such claim or action shall be brought against an indemnified party, and it shall have notified the indemnifying thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such action, the indemnifying party shall not be liable to the indemnified party under this Section 6 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation, provided, however, that the indemnified party shall have the right to employ separate counsel to represent jointly the indemnified party and those other Indemnified Holders and their respective officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by Indemnified Holders against the indemnifying party under this Section 6, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized by the indemnifying party in writing, (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel or
(iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to local counsel). Each indemnified party, as a condition of the indemnity agreements contained in this Section 6, shall use its reasonable best efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall (i) without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding or (ii) be liable for any settlement of any such action, compromise of any action or any judgment with respect to any action the entry of which was consented to, effected without its written consent, but if settled with its written consent or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party, to the extent set forth herein, from and against any loss or liability by reason of such settlement or judgment.

     (d) If the indemnification provided for in this Section 6 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 6(a) or 6(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, in such proportion as shall be appropriate to reflect the relative fault of the Company on the one hand and the Holders on the other hand with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to whether the untrue or alleged statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Holders, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Holders agree that it would not be just and equitable if contributions pursuant to this Section 6(d) were to be determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 6(d) shall be deemed to include, for purposes of this Section 6(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6(d), no Indemnified Holder shall be required to contribute any amount in excess of the amount by which proceeds received by such Indemnified Holder from an offering of the Securities exceeds the amount of any damages which such Indemnified Holder has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Indemnified Holders' obligations to contribute as provided in this Section 6(d) are several and not joint.

SECTION  7.  RULE  144  AND  RULE  144A

     The Company hereby agrees with each Holder, for so long as such Holder owns any Transfer Restricted Securities, to make available to such Holder the information required by Rule 144 under the Act in order to permit resales of such Transfer Restricted Securities by such Holder pursuant to Rule 144.

     The Company hereby agrees with each Holder, for so long as such Holder owns any Transfer Restricted Securities, to make available to such Holder the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Transfer Restricted Securities by such Holder pursuant to Rule 144A.

SECTION  8.  PARTICIPATION  IN  UNDERWRITTEN  REGISTRATIONS

No Holder may sell any Transfer Restricted Security in an Underwritten Registration pursuant to this Agreement; provided, however, if at any time prior
                                         --------  -------
to the filing of the Resale Registration Statement the Board of Directors of the Company shall determine to file with the SEC a registration statement relating to an offering for its own account or the account of others under the Act of any of its equity securities (other than on Form S-4 or Form S-8 or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans) (collectively, a "Piggyback Registration Statement"), the Company shall send to each Holder
 ----------------------------------
written notice of such determination and, if within ten (10) days after the effective date of such notice, such Holder shall so request in writing, the Company shall include in such Piggyback Registration Statement the Transfer Restricted Securities of such Holder eligible to be included in a Resale Registration Statement, except that if, in connection with any Underwritten Offering for the account of the Company the managing underwriter(s) thereof shall impose a limitation on the number of shares of Common Stock which may be included in the Piggyback Registration Statement because, in such underwriter(s) judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such Piggyback Registration Statement only such limited portion of the Transfer Restricted Securities with respect to which such Holder has requested inclusion hereunder as the underwriter shall permit. Any exclusion of Transfer Restricted Securities shall be made pro rata among the Holders seeking to include Transfer Restricted Securities in proportion to the number of Transfer Restricted Securities sought to be included by such Holders.

SECTION  9.  MISCELLANEOUS

     (a) REMEDIES. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

     (b) NO INCONSISTENT AGREEMENTS.The Company will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way breach or conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof.

     (c) AMENDMENTS AND WAIVERS.The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of ninety percent (90%) of the then outstanding
Transfer Restricted Securities. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose Transfer Restricted Securities are being resold pursuant to the Resale Registration Statement and that does not affect directly or indirectly the rights of other Holders whose Transfer Restricted Securities are not being resold pursuant to such Resale Registration Statement may be given by the Holders of a majority of the outstanding Transfer Restricted Securities being resold pursuant to such Resale Registration Statement.

     (d) NOTICES.All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class or certified mail, telex, telecopier or reliable overnight delivery service:
     (i)     if  to  the  Company,  to:

               Concurrent  Computer  Corporation
               4375  River  Green  Parkway
               Duluth,  Georgia  30096
               Attn:  E.  Courtney  Siegel

         with  a  copy  to:

               King  &  Spalding
               191  Peachtree  Street
               Suite  4900
               Atlanta,  GA  30303
               Attn:  John  D.  Capers,  Jr.

     (ii)     if  to  the  Holders  to:

               Fred  Allegrezza
               c/o  Concurrent  Computer  Corporation
               100  High  Point  Drive
               Chalfont,  Pennsylvania  18914

         and  to:

               Gary  Lauder
               88  Mercedes  Lane
               Atherton,  California  94027

         and  to:

               Robert  B.  Clasen
               P.O.  Box  908
               Rancho  Santa  Fe,  California  92067

         with  a  copy  to:

               Morgan  Lewis  &  Bockius
               1701  Market  Street
               Philadelphia,  Pennsylvania  19103-2921
               Attn:  Stephen  M.  Goodman,  Esq.

         and  to:

               Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP 155 Constitution Drive
               Menlo  Park,  California  94025
               Attn:  Daniel  E.  O'Connor,  Esq.  /  David  T.  Young,  Esq.


     All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five (5) business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next business day, if sent via a reliable overnight delivery service.

     (e) SUCCESSORS AND ASSIGNS.This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including subsequent Holders of Transfer Restricted Securities; provided, however, that no subsequent Holder of any Transfer Restricted Securities shall be entitled to the benefits of this Agreement unless and until such Holder shall have agreed in writing reasonably satisfactory to the Company to be bound by the terms hereof.

     (f) COUNTERPARTS.This Agreement may be executed in any number of counterparts, by the parties hereto, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     (g) HEADINGS.The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     (h) GOVERNING LAW.This Agreement will be governed by and construed in accordance with the laws of the State of Georgia (exclusive of conflicts of law principles). Courts within the state of Georgia will have jurisdiction over any and all disputes between the parties hereto, whether in law or equity, arising out of or relating to this agreement and the agreements, instruments and documents contemplated hereby. The parties consent to and agree to submit to the jurisdiction of such courts. Each of the parties hereby waives, and agrees not to assert in any such dispute, to the fullest extent permitted by applicable law, any claim that (i) such party is not personally subject to the jurisdiction of such courts, (ii) such party and such party's property is immune from any legal process issued by such courts or (iii) any litigation commenced in such courts is brought in an inconvenient forum.

     (i) SEVERABILITY.In the event that any one or more of the provisions contained herein or the application thereof, in any circumstances, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

     (j) ENTIRE AGREEMENT.This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                    CONCURRENT  COMPUTER  CORPORATION


                    By
                       ---------------------------
                       Name:
                       Title:

                    HOLDERS:


                    ------------------------------
                    Fred  Allegrezza


                    ------------------------------
                    Gary  Lauder


                    ------------------------------
                    Robert  B.  Clasen

                                   SCHEDULE  1
                                   -----------

Fred  Allegrezza  -  1,606,986

Gary  Lauder  -  599,930

Robert  Clasen  -  26,783